EXHIBIT 10.5

The Quantum Group, Inc.

3420 Fairlane Farms Road, Suite C

Wellington, FL 33414

Tel: 561 798-9800 Fax: 561 296-3456

Email: nguillama@qtum.com

August 21, 2006

FINANCING AGREEMENT

FOR SALE OF BRIDGE SECURITIES

Issuer:

The Quantum Group Inc. (“QTUM” or the “Company”).

Purchasers:

High Capital Funding, LLC ("Lead Investor") and other persons (collectively “Purchasers”). All Purchasers shall be “accredited investors” as defined in Regulation D under the Securities Act of 1933, as amended.

Placement Agent:

Newbridge Securities Corporation ("Newbridge" or "Placement Agent")

1451 West Cypress Creek Road, Suite 204

Fort Lauderdale, FL 33309

Securities Offered:

60 Units consisting of a convertible note ("Bridge Note") with a face value of $50,000 and shares of the Company ("Bridge Shares"), with an over-allotment option to offer up to an additional 10 Units.  The Bridge Notes and Bridge Shares are herein called the Bridge Securities.

Bridge Shares:

Each Purchaser shall receive the number of Bridge Shares equal to the principal amount of Bridge Notes purchased divided by $0.33, as set forth in Column B of the Bridge Share Schedule attached as Exhibit A hereto.

Gross Proceeds:

Up to $3,000,000 ($3,500,000 with the over-allotment option).

Escrow:

All proceeds will be deposited in a non-interest bearing escrow account and shall be released in multiple closings upon the consent of the Company and the Placement Agent.

Use of Proceeds:

Retirement of the Interim Bridge (approximately $1,000,000 in principal amount) to this Bridge Securities Offering, general corporate purposes and

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Newbridge Bridge Loan

expansion.  Sixty percent (60%) of the first $500,000 invested in this Bridge Securities Offering will be used to repay $300,000 of principal amount of the outstanding Interim Bridge to this Bridge Securities Offering, and fifty percent (50%) of all funds collected thereafter will be used to repay the remaining principal and interest on the Interim Bridge.  Upon full payment of the principal and interest of the Interim Bridge to this Bridge Securities Offering, the Company will thereafter retain all net proceeds..

Default:

In the event of an event of default under the Bridge Notes, a default may only be called by holders of at least fifty percent (50%) of the aggregate principal amount of the Bridge Notes then outstanding, including the Lead Investor.

Maturity Date:

The Company shall repay the Bridge Notes and any accrued interest at the earlier of (a) the closing of the contemplated Secondary Public Offering (as defined herein), or (b) March 31, 2007 ("Maturity Date"); provided however that such Maturity Date may be extended for up to 60 days upon prior written notice from Newbridge to QTUM and Purchasers.

Interest:

The Bridge Notes shall bear interest at the rate of eight percent (8%) per annum payable at the Maturity Date.  In the event the Bridge Notes principal and/or interest is not paid by the Maturity Date, the interest rate shall be increased to 1.5% per month until payment in full of all principal, interest and fees or expenses.

Security:

Repayment of the Bridge Notes shall be secured by a lien on all tangible and intangible assets of the Company to be evidenced by a Security Agreement in form and substance satisfactory to the Lead Investor.  Such lien will be in second position to the lenders who will have provided up to $1,000,000 as an Interim Bridge to this Bridge Securities Offering.  Such lenders will be repaid out of the first approximately $1,900,000 of proceeds of this Bridge Securities Offering, after which the Bridge Note Purchasers will have a first lien position.

Secondary Public Offering:

Following the completion of the sale of Bridge Securities pursuant to this Financing Agreement, the Company intends to conduct a secondary public offering ("Secondary Public Offering" or "SPO") of its securities in the approximate amount of $8,000,000 with Newbridge as its managing underwriter.  The Company agrees that the securities offered in the SPO will consist of units comprised of two shares of common stock and two five-year non-callable warrants ("Public Offering Units").

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Newbridge Bridge Loan

Exchange of Bridge Shares:

Prior to the closing of the Secondary Public Offering, holders of Bridge Shares shall have the right, but not the obligation, to exchange their Bridge Shares for a pro-rata portion of $3,000,000 of Public Offering Units, as set forth in Column C of Exhibit A.  By way of example, if the offering price of the Public Offering Unit were $10.00, and the unit consisted of two shares of common stock and two warrants, the Purchaser of a $50,000 Bridge Note, who received 151,515 Bridge Shares, would be entitled to exchange such Bridge Shares for 5,000 Public Offering Units (comprised of 10,000 shares and 10,000 warrants).  The Bridge Notes may then be converted as set forth in "Conversion," below.

Conversion:

Purchasers shall have the right to convert all or any part of the principal and accrued interest of the Bridge Notes prior to the payment in full of the Bridge Notes into any QTUM securities thereafter offered including, but not limited to, the SPO (Conversion Securities).  The conversion price shall be 70% of the offering price of any such securities.  For purposes of this section, Conversion Securities shall not include the issuance of (i) shares of common stock or options to consultants, employees, officers and directors of the Company (ii) securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Company common stock issued and outstanding on the closing of this financing, and (iii) securities issued pursuant to acquisitions or strategic transactions.

Placement Agent Fee:

QTUM shall be solely responsible for the payment of placement agent fees to Newbridge.  QTUM agrees to pay to Newbridge a placement agent fee consisting of: (a) a cash fee equal to 10% of the Gross Proceeds of this Offering; (b) a non-accountable expense allowance equal to 3% of the Gross Proceeds of this Bridge Units Offering; and (c) a warrant for each $50,000 of Bridge Note principal sold in this Bridge Units Offering ("Placement Agent Warrant").  Each Placement Agent Warrant shall be exercisable for 5 years from the last closing to purchase 15,151 shares of common stock at $0.33 per share.

Expenses:

QTUM agrees to reimburse the Placement Agent for all expenses related to this Bridge Units Offering, including but not limited to legal fees, which legal fees shall not exceed $25,000 and travel expenses, provided that any travel expenses in excess of $1,000 shall require the prior written approval of the Company.

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Newbridge Bridge Loan

Transfer and Assignment:

Purchasers shall have the right, subject to applicable securities laws, to transfer and/or assign any Bridge Notes, Bridge Shares, or Public Offering Units.  Any purchaser, transferee or assignee of a Bridge Note, Bridge Shares, or Public Offering Units is a “Holder” or collectively “Holders.”  Any reference in this Financing Agreement to “Purchaser” shall be deemed to include “Holder.”

Closings:

It is contemplated that there will be multiple closings for the purchase and sale of the Bridge Securities.  Each such closing ("Closing") may be for one or more Purchasers and shall take place at the offices of QTUM’s counsel, Arnstein & Lehr.

Key Man Insurance:

At each Closing of the purchase and sale of the Bridge Securities QTUM shall deliver to the Company counsel, Arnstein & Lehr, as agent for Purchasers an assignment of the face amount of key man insurance on the life of Noel J. Guillama equal to the principal of the Bridge Notes delivered at such closing.  In the event the proceeds of such insurance are paid to Arnstein & Lehr in its capacity as agent for the Purchasers, Arnstein & Lehr shall distribute such proceeds to the Purchasers in accordance with the amounts set forth next to each Purchaser’s name in Column A of Exhibit A.

Registration Requirements:

Company shall use its reasonable best efforts to register certain of Purchasers’securities as follows:  (i) QTUM shall use its reasonable best efforts to include the Bridge Shares, the Public Offering Units issuable to Purchasers in exchange for the Bridge Shares, and/or any Conversion Securities issued to any Purchaser prior to the effective date of the SPO ("Registrable Securities") in the registration statement for the SPO, subject to a 180 day underwriter’s lock-up and any other restrictions required by a National Securities Exchange as a condition to listing such securities for trading on such exchange.

(ii) In the event all of the Registrable Securities can not be included in such registration statement, QTUM shall use its reasonable best efforts to file a resale registration statement for the Registrable Securities no later than the earlier of (a) March 31, 2007, or (b) 30 days following the effective date of the SPO registration statement, and shall use its reasonable best efforts to cause such registration statement to become effective within 90 days after filing.

(iii) In the event the SPO has not closed by February 28, 2007, QTUM shall use its reasonable best efforts to file a resale registration statement for the Bridge Shares and Conversion Shares, if any, on or before March 31, 2007,

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Newbridge Bridge Loan

and shall use its reasonable best efforts to cause such registration statement to become effective within 90 days after filing.

(iv) Any registration statement filed as set forth above shall remain effective with a current prospectus available until all Registrable Securities may be resold under Rule 144 without volume limitation, or in the case of any warrants, until all warrants have expired, have been exercised, or have been sold in the public market.

(v) For each month or part thereof that:  (a) the Company fails to file a registration statement required by paragraphs (ii) and (iii) above of this Registration Requirements section; or (b) fails to have such a registration statement, described in paragraphs (ii) and (iii) above, declared effective within 90 days after filing,, the Company shall deliver to Purchasers registered shares of common stock equal in value (based on the average of the previous five days closing bid prices as reported on Bloomberg) to 2% of the original principal amount of such Purchaser’s Bridge Note ("Late Registration Shares").All Late Registration Shares shall be included in any pending registration statement, or if no registration statement is pending at the time of the issuance of such Late Registration Shares, in the first registration statement filed thereafter.  If after the effectiveness date of the registration statement for the Secondary Public Offering the Company fails to keep a registration statement  continuously effective with a current prospectus available, for more than 25 consecutive calendar days or more than an aggregate of 40 calendar days (which need not be consecutive) during any 12 month period, the Company shall extend the term of the Warrants included in the Public Offering Units one day for each day that such registration statement is not then effective.

Dissolution Event:

In the event QTUM has a dissolution event, change in control, a financing of at least $4,000,000 (excluding the proposed SPO), or a merger or sale of substantially all of its assets, the Purchasers  (a) must be given not less than 20 days prior written notice; and (b) shall have the option to receive payment of the principal and any accrued and unpaid interest of the Bridge Notes at the closing of such event or transaction, or to convert such Bridge Notes prior to the closing of such event or transaction.

Jurisdiction/Choice of Law:

All transaction documents shall be governed by and construed under the laws of the state of Nevada as applied to agreements entered into and to be performed entirely within the state of Nevada, without giving effect to

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principles of conflicts of law.  The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in Las Vegas, NV in connection with any action relating to this transaction.  Prior to the first Closing, the Lead Investor and Newbridge shall have received a legal opinion from Company counsel in form and substance satisfactory to each of them as to (a) the existence of the Company (under Nevada law), (b) the validity and enforceability of this Financing Agreement (under Nevada law), the Bridge Note (under Nevada law), and the Security Agreement (under Nevada law), including specifically that neither this Financing Agreement for Sale of Bridge Securities nor the Bridge Notes violate any laws of the state of Nevada relating directly or indirectly to the maximum rate of interest that may be charged in this transaction, subject to standard carve-outs for equitable remedies and insolvency laws, and (c) the issuance and validity of the Bridge Notes, and Bridge Shares  (under Nevada law) (“Legal Opinion”).

Binding Agreement:

All parties executing this Financing Agreement for Sale of Bridge Securities shall be legally bound by the above terms and shall execute such further documents (“Further Documents”), including without limitation the Bridge Note, and the Security Agreement, substantially in the forms of Exhibit B and Exhibit C, attached hereto, respectively.  If there are any inconsistencies between this Financing Agreement (exclusive of Exhibits B & C and any such Further Documents executed in connection with this transaction, the terms of this Financing Agreement shall govern. This Financing Agreement may be signed in two or more counterparts, all of which taken together shall constitute an original.  Facsimile signatures shall be deemed to be original signatures.

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Newbridge Bridge Loan

The Quantum Group, Inc.

By:	/s/ Donald B. Cohen	Date: August 29, 2006
Donald B. Cohen, CFO

High Capital Funding, LLC

By:		Date: August __, 2006
Fred A. Brasch, CFO

333 Sandy Springs Circle, Suite 230
Atlanta, GA 30328
Attn: Fred A. Brasch, CFO

Tel: 404 257—9150
Fax: 404 257—9125
Email: fredbrasch@mindspring.com
Tax ID#/SS#: 13-xxxxxxx

With copy to:

David A. Rapaport, Escrow Agent
333 Sandy Springs Circle, Suite 230
Atlanta, GA 30328
Tel: 404 257-9150
Fax: 404 257-9125
Email: drapaport@highcapus.com

Date: August __, 2006
Additional Purchaser 1:

Address:

Tel:
Fax:
Email:
Tax ID#/SS#:

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Date: August __, 2006
Additional Purchaser 2:

Address:

Tel:
Fax:
Email:
Tax ID#/SS#:

Date: August __, 2006
Additional Purchaser 3:

Address:

Tel:
Fax:
Email:
Tax ID#/SS#:

Date: August __, 2006
Additional Purchaser 4:

Address:

Tel:
Fax:
Email:
Tax ID#/SS#:

Date:
Additional Purchaser 5:

Address:

Tel:
Fax:
Email:
Tax ID#/SS#:

$3 0M Bridge - Financing Agreement 08-29-06 (2)

Newbridge Bridge Loan